Exhibit 23.5

Consent to be named in registration statement

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-1 and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our following report: “Stronghold Digital Mining: Electric Supply Benchmarks,” dated June 28, 2021.

PA Consulting Group, Inc.

By:	/s/Mark Repsher
Name:	Mark Repsher
Title:	Member of PA’s Management Group

August 19, 2021